Exhibit 23.3

Consent of Independent Auditors

We consent to the use in this Amendment No. 3 to the Registration Statement No. 333-252829 on Form S-4 of our report dated March 6, 2021, relating to the financial statements of Stagwell Marketing Group, LLC. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, NY

April 30, 2021